UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 12, 2016

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Notes Offering

On September 12, 2016, Spectrum Brands Holdings, Inc. (“Spectrum Brands”) issued a press release announcing that Spectrum Brands, Inc. (the “Company”), a wholly owned subsidiary of SB/RH Holdings, LLC, intends to commence an offering of €375 million aggregate principal amount of Senior Notes due 2026 (the “Offering”). The Company intends to use the net proceeds from the Offering, together with amounts available under its revolving credit facility, to fund the repurchase of any and all of the $520 million aggregate outstanding principal amount of its 6.375% Senior Notes due 2020 (the “2020 Senior Notes”) in connection with the Tender Offer, as described below, and to call for redemption any 2020 Senior Notes that remain outstanding after the Tender Offer. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Tender Offer

On September 12, 2016, the Company also issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) to purchase any and all of the $520 million aggregate outstanding principal amount of the 2020 Senior Notes. The terms and conditions of the Tender Offer are set forth in the Offer to Purchase, dated September 13, 2016. A copy of the press release is furnished with this report as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other oral and written statements by representatives of Spectrum Brands regarding matters such as the offering and the achievement of the expected benefits of any such transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (3) changes in consumer demand for the various types of products Spectrum Brands offers, (4) unfavorable developments in the global capital markets, (5) the impact of overall economic conditions on consumer spending, (6) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (7) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (8) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (9) Spectrum Brands’ ability to identify, develop and retain key employees, (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and SB/RH Holdings, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated September 12, 2016 related to the Notes Offering.

99.2	Press Release dated September 12, 2016 related to the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Senior Vice President, Secretary and General Counsel

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Senior Vice President, Secretary and General Counsel

Dated: September 12, 2016